UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2016

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive, Latham, New York      12110
(Address of Principal Executive Offices)                 (Zip Code)

(518) 798-1215
(Registrant’s telephone number, including area code)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of AngioDynamics, Inc. (“AngioDynamics”) was held on October 25, 2016.

(b)	Shareholders voted on the matters set forth below.

1.
The nominees for election to the Board of Directors were elected, each as a Class I director to serve until the 2019 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, based upon the following votes:

Nominee	Votes For	Withheld	Broker Non Votes

Jeffrey G. Gold	28,128,285	2,230,302	0

Kevin J. Gould	28,953,931	1,404,656	0

Dennis S. Meteny	27,473,650	2,884,937	0

2.	The proposal to approve, on an advisory basis, AngioDynamics’ executive compensation of its named executive officers was approved based upon the following votes:

Votes for approval	29,969,567
Votes against	384,112
Abstentions	4,908
Broker non votes	0

3.	The proposal to amend the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan was approved based upon the following votes:

Votes for approval	26,692,947
Votes against	3,651,366
Abstentions	14,274
Broker non votes	0

4.	The proposal to amend the AngioDynamics, Inc. Employee Stock Purchase Plan was approved based upon the following votes:

Votes for approval	30,267,524
Votes against	75,335
Abstentions	15,728
Broker non votes	0

(c)	Not applicable.

(d)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC. (Registrant)

Date: October 28, 2016	By:	/s/ Stephen A. Trowbridge
Stephen A. Trowbridge
Senior Vice President and General Counsel